Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Jason Fredette, Director, Investor Relations
(617) 219-1440 www.govreit.com

Government Properties Income Trust Announces 2013 Fourth Quarter and Year End Results

Newton, MA (February 18, 2014): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and year ended December 31, 2013.

Results for the Quarter Ended December 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2013 were $28.2 million, or $0.52 per share, compared to Normalized FFO for the quarter ended December 31, 2012 of $28.1 million, or $0.53 per share.

Net income was $12.7 million, or $0.23 per share, for the quarter ended December 31, 2013, compared to $13.2 million, or $0.25 per share, for the quarter ended December 31, 2012.

The weighted average number of common shares outstanding was 54.7 million and 53.2 million for the quarters ended December 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2013 and 2012 appears later in this press release.

Results for the Year Ended December 31, 2013:

Normalized FFO for the year ended December 31, 2013 were $115.8 million, or $2.12 per share, compared to Normalized FFO for the year ended December 31, 2012 of $103.2 million, or $2.12 per share.

Net income was $54.6 million, or $1.00 per share, for the year ended December 31, 2013, compared to $50.0 million, or $1.03 per share, for the year ended December 31, 2012. Net income for the year ended December 31, 2013 includes a net gain on sale of properties from discontinued operations of $8.2 million, or $0.15 per share, and a loss on asset impairment from discontinued operations of $10.1 million, or $0.19 per share.

The weighted average number of common shares outstanding was 54.7 million and 48.6 million for the years ended December 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2013 and 2012 appears later in this press release.

Occupancy and Leasing Results:

As of December 31, 2013, 94.8% of GOV’s rentable square feet from continuing operations was leased, compared to 93.6% as of December 31, 2012, and 94.6% as of September 30, 2013.

GOV entered into new and renewal leases of 126,130 rentable square feet for government tenants during the quarter ended December 31, 2013 which had: weighted average rental rates 2.5% above prior rents for the same space, or in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition; a weighted (by square feet) average lease term of 3.4 years; and tenant leasing costs and concession commitments that totaled approximately $594,000, or $1.37 per square foot per year of lease term.

GOV also entered into new and renewal leases of 133,132 rentable square feet for non-government tenants during the quarter ended December 31, 2013 which had: weighted average rental rates 23.3% below prior rents for the same space, or in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition; a weighted (by square feet) average lease term of 11.1 years; and tenant leasing costs and concession commitments that totaled approximately $8.8 million, or $5.91 per square foot per year of lease term.

Recent Acquisition and Sales Activities:

Since October 1, 2013, GOV has acquired or has entered into agreements to acquire five properties consisting of nine buildings for an aggregate purchase price of $201.8 million, including the assumption of $97.6 million of mortgage debt and excluding acquisition costs, as follows:

•                 In October 2013, GOV acquired a previously disclosed office property located in Rancho Cordova, CA with 93,807 rentable square feet.  This property is 100% leased to the State of California and occupied by the Department of Consumer Affairs for a weighted (by square feet) average remaining lease term of 13.7 years.  The purchase price was $21.2 million, excluding acquisition costs.

•                 In November 2013, GOV acquired a previously disclosed office property consisting of four buildings located in Fairfax, VA with 170,940 rentable square feet.  This property is 100% leased to eight tenants, of which 51% is leased to the Commonwealth of Virginia and occupied by Northern Virginia Community College.  The weighted (by square feet) average remaining lease term for the property was 4.9 years. The purchase price was $31.5 million, excluding acquisition costs.

•                 In December 2013, GOV acquired a previously disclosed office property located in Montgomery, AL with 49,370 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Social Security Administration for a weighted (by square feet) average remaining lease term of 15.5 years. The purchase price was $16.0 million, excluding acquisition costs.

•                 In November 2013, GOV entered an agreement to acquire an office property located in Fairfax, VA with 83,130 rentable square feet.  This property is 100% leased to the U.S. Government.  The contract purchase price is $19.8 million, including the assumption of $14.6 million of mortgage debt and excluding acquisition costs.

•                 In December 2013, GOV entered an agreement to acquire an office property consisting of  two buildings located in Reston, VA with 406,388 rentable square feet.  This property is 100% leased to the U.S. Government.  The contract purchase price is $113.3 million, including the assumption of $83.0 million of mortgage debt and excluding acquisition costs.

GOV is currently marketing for sale three office properties located in Phoenix, AZ, San Diego, CA, and Falls Church, VA with an aggregate of 356,163 rentable square feet which are included in discontinued operations and classified as held for sale as of December 31, 2013.  The aggregate net book value of these properties totaled $25.6 million at December 31, 2013.  In January 2014, GOV entered an agreement to sell the property located in Phoenix, AZ with a net book value of $2.3 million at December 31, 2013, for

$5.0 million, excluding closing costs. In February 2014, GOV entered an agreement to sell the property located in Falls Church, VA with a net book value of $12.3 million at December 31, 2013, for $15.8 million, excluding closing costs.

Conference Call:

On Tuesday, February 18, 2014, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the 2013 fourth quarter and year end results.

The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (612) 332-7516.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, February 25, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 318030.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The transcription, recording and retransmission in any way of GOV’s fourth quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2013 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT GOV ENTERED AGREEMENTS TO PURCHASE TWO PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO CLOSING CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS AND LENDER APPROVAL OF GOV’S ASSUMPTION OF MORTGAGE DEBT.  THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT GOV HAS THREE PROPERTIES CLASSIFIED AS HELD FOR SALE AS OF DECEMBER 31, 2013 AND THAT THE AGGREGATE NET BOOK VALUE OF THESE PROPERTIES TOTALED $25.6 MILLION.  AN IMPLICATION OF THOSE STATEMENTS MAY BE THAT GOV WILL SELL THOSE PROPERTIES FOR AT LEAST $25.6 MILLION. HOWEVER, GOV MAY NOT BE ABLE TO SELL ANY OF THOSE PROPERTIES OR MAY SELL THE PROPERTIES AT AMOUNTS THAT ARE LESS THAN THEIR CURRENT CARRYING VALUES.

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED AGREEMENTS TO SELL TWO OF THE PROPERTIES CLASSIFIED AS HELD FOR SALE. THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Rental income	$58,271	$54,629	$226,910	$203,700

Expenses:
Real estate taxes	6,650	5,965	25,710	22,485
Utility expenses	4,052	3,732	17,116	15,767
Other operating expenses	11,845	10,407	41,134	37,074
Depreciation and amortization	14,739	13,428	55,699	49,070
Acquisition related costs	738	557	2,439	1,614
General and administrative	3,361	2,853	12,710	11,924
Total expenses	41,385	36,942	154,808	137,934

Operating income	16,886	17,687	72,102	65,766

Interest and other income	17	8	37	29
Interest expense (including net amortization of debt premiums and deferred financing fees of $338, $334, $1,340 and $1,332, respectively)	(4,443)	(4,243)	(16,831)	(16,892)
Income from continuing operations before income tax expense and equity in earnings of an investee	12,460	13,452	55,308	48,903
Income tax expense	(83)	(40)	(133)	(159)
Equity in earnings of an investee	115	80	334	316
Net income from continuing operations	12,492	13,492	55,509	49,060
Income (loss) from discontinued operations	232	(301)	(889)	900
Net income	$12,724	$13,191	$54,620	$49,960

Calculation of Funds from Operations (FFO) and Normalized FFO:(1)
Net income	$12,724	$13,191	$54,620	$49,960
Plus: depreciation and amortization from continuing operations	14,739	13,428	55,699	49,070
Plus: depreciation and amortization from discontinued operations	-	457	1,025	2,096
Plus: loss on asset impairment from discontinued operations	-	494	10,142	494
Less: net gain on sale of properties from discontinued operations	-	-	(8,168)	-
FFO	27,463	27,570	113,318	101,620
Plus: acquisition related costs	738	557	2,439	1,614
Normalized FFO	$28,201	$28,127	$115,757	$103,234

Weighted average common shares outstanding	54,722	53,176	54,680	48,617

Per common share:
Income from continuing operations	$0.23	$0.25	$1.02	$1.01
Income (loss) from discontinued operations	$-	$(0.01)	$(0.02)	$0.02
Net income	$0.23	$0.25	$1.00	$1.03
FFO	$0.50	$0.52	$2.07	$2.09
Normalized FFO	$0.52	$0.53	$2.12	$2.12

(1)  GOV calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding loss on impairment of real estate assets and any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV.  GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs.  GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and term loan agreements, the availability of debt and equity capital to GOV, GOV’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$243,686	$234,395
Buildings and improvements	1,324,876	1,233,468
	1,568,562	1,467,863
Accumulated depreciation	(187,635)	(156,661)
	1,380,927	1,311,202

Assets of discontinued operations	25,997	47,142
Acquired real estate leases, net	142,266	144,402
Cash and cash equivalents	7,663	5,255
Restricted cash	1,689	1,553
Rents receivable, net	33,350	28,882
Deferred leasing costs, net	11,618	7,620
Deferred financing costs, net	3,911	5,718
Other assets, net	25,031	10,360
Total assets	$1,632,452	$1,562,134

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$157,000	$49,500
Unsecured term loan	350,000	350,000
Mortgage notes payable	90,727	93,127
Liabilities of discontinued operations	276	298
Accounts payable and accrued expenses	23,216	18,910
Due to related persons	2,474	3,719
Assumed real estate lease obligations, net	19,084	19,129
Total liabilities	642,777	534,683

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 54,722,018 and 54,643,888 shares issued and outstanding, respectively	547	547
Additional paid in capital	1,105,679	1,103,982
Cumulative net income	191,913	137,293
Cumulative other comprehensive income	49	99
Cumulative common distributions	(308,513)	(214,470)
Total shareholders’ equity	989,675	1,027,451

Total liabilities and shareholders’ equity	$1,632,452	$1,562,134